DREYFUS INSTITUTIONAL PREFERRED MONEY MARKET FUND


                      ASSISTANT SECRETARY'S CERTIFICATE

I, Stephanie Pierce, Vice President, Assistant Treasurer and Assistant Secretary of Dreyfus Institutional Preferred Money Market Fund (the "Fund"), hereby certify that set forth below is a copy of the resolution adopted by the Fund's Board members by Unanimous Written Consent dated June 1, 1999.


                                 RESOLUTIONS

RESOLVED, that the following persons be, and they hereby are, elected to the offices set forth opposite their respective names, to serve at the pleasure of the Fund's Board:

President and Treasurer                          Marie E. Connolly
Vice President and Secretary                     Margaret W. Chambers
Vice President and Assistant Treasurer           John P. Covino
Vice President and Assistant Treasurer           Mary A. Nelson
Vice President and Assistant Treasurer           George A. Rio
Vice President and Assistant Treasurer           Joseph F. Tower, III
Vice President, Assistant Treasurer and          Frederick C. Dey
     Assistant Secretary
Vice President, Assistant Treasurer and          Stephanie Pierce
     Assistant Secretary
Vice President and Assistant Secretary           Douglas C. Conroy
Vice President and Assistant Secretary           Christopher J. Kelley
Vice President and Assistant Secretary           Kathleen K. Morrissey
Vice President and Assistant Secretary           Elba Vasquez
Vice President and Assistant Secretary           Karen Jacoppo-Wood


; and it be further

RESOLVED, that the Registration Statement and any and all amendments and supplements thereto may be signed by any one of Margaret W. Chambers, Marie
E. Connolly, Douglas C. Conroy, Frederick C. Dey, Christopher J. Kelley, Kathleen K. Morrissey, Stephanie Pierce, Elba Vasquez and Karen Jacoppo-Wood, as the attorney-in-fact hereby is authorized and approved; and that such attorneys-in-fact, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statement and any and all amendments and supplements thereto, as whom he or she is acting as attorney-in-fact, might or could do in person.


IN WITNESS WHEREOF, I have hereunto signed by name and affixed seal of the Fund on June 1, 1999.




                                   /s/Stephanie Pierce
                                   ___________________
                                   Stephanie Pierce
                                   Vice President, Assistant Treasurer
                                   and Assistant Secretary